Exhibit 99.4

FINAL TRANSCRIPT

VDSI - VASCO Data Security International Conference Call to discuss the Acquisition of DigiNotar B.V.

Event Date/Time: Jan. 11. 2011 / 15:00 UTC

CORPORATE PARTICIPANTS

T. Kendall Hunt

VASCO Data Security International, Inc. - Founder, Chairman and CEO

Jan Valcke

VASCO Data Security International, Inc. - President and COO

Cliff Bown

VASCO Data Security International, Inc. - EVP and CFO

CONFERENCE CALL PARTICIPANTS

Brian Freed

Wunderlich Securities - Analyst

Joe Maxa

Dougherty & Company - Analyst

Daniel Ives

FBR Capital Markets - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to VASCO Data Security conference call to discuss the DigiNotar acquisition. During the presentation all participants will be in a listen-only mode. Afterwards we will conduct a question-and-answer session.

(Operator Instructions)

I would now like to turn the conference over to T. Kendall Hunt, Chairman, Founder and CEO. Please go ahead, sir.

T. Kendall Hunt - VASCO Data Security International, Inc. - Founder, Chairman and CEO

Thank you, operator. Good morning everyone. And for those listening in from Europe, good afternoon; and from Asia, good evening. My name is Ken Hunt. I am the Chairman, Founder and CEO of VASCO Data Security International, Inc. On the call with me today are Jan Valcke, our President and Chief Operating Officer; and Cliff Bown, our EVP and Chief Financial Officer.

Before we begin the conference call, I need to brief all of you on forward-looking statements.

Statements made in this conference call that relate to future plans, events or performances, are forward-looking statements. Any statement containing words such as believes, anticipates, plans, expects, and similar words, is forward-looking; and these statements involve risk and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. I direct your attention to the company’s filings with the US Securities and Exchange Commission for a discussion of such risks and uncertainties in this regard.

Today we are going to discuss our acquisition of DigiNotar B.V. As always, we will host a question-and-answer session after the conclusion of management’s prepared remarks. If possible I would like to budget 30 minutes total for this conference call. You can limit your questions to one or two, it would be appreciated.

On January 10, VASCO acquired DigiNotar in stock and asset purchase for aggregate cash consideration of EUR10 million or $12.9 million using the exchange rate on January 10, 2011, the transaction date. The acquisition was financed from VASCO’s cash balances and is expected to have a slightly dilutive impact on earnings in fiscal 2011.

DigiNotar reported revenues of approximately EUR4.5 million for the year 2009. We do not expect 2010 to be materially different from 2009. DigiNotar’s audited statutory report for 2009 showed an operating loss of approximately EUR280,000 but an after-tax profit of approximately EUR380,000. DigiNotar benefited from the use of an NOL in 2009.

DigiNotar has approximately 45 employees based in its office in Beverwijk near Amsterdam.

The core business of DigiNotar is identity verification. The Company has an established customer base in the Dutch e-Government sector with customers such as Dutch Tax Department, the Dutch Ministries of Justice, Social Affairs and Employment, the Dutch Chamber Of Commerce and others. Other markets of DigiNotar include the legal and notary professions, banks, insurance companies and others. DigiNotar markets its technologies primarily in a service model.

DigiNotar’s activities enhance VASCO’s service offering and market position in three categories.

Number one, DigiNotar is an official Certification Authority or CA capable of issuing, validating and registering certificates, that’s identities that are used to authenticate persons accessing various government applications. This market is country specific to those countries which are more actively adopting PKI. This means that DigiNotar provides VASCO with a strong foothold in the Dutch e-Government market with the potential to expand the product line to government applications in other countries.

Number two, DigiNotar provides managed PKI identities for third party applications including those used by legal, insurance, public accounting and other professional services firms. The services have the potential to be marketed throughout the European Union.

Number three, DigiNotar is a global provider of its own PKI secured application such as electronic document signing, document registration and document storage solutions. This is potentially a global market. We believe that there are interesting upselling opportunities of those products within VASCO’s existing customer base.

VASCO and DigiNotar have developed a strong link as solution partners. VASCO’s DIGIPASS/VACMAN authentication technology is already embedded in a number of DigiNotar’s offerings.

You might ask how the DigiNotar acquisition fits into VASCO’s strategy. The answer is twofold.

Number one, DIGIPASS as a Service.

In November of 2010, VASCO launched its DIGIPASS as a Service platform. DigiNotar’s service activity strengthen and expand VASCO’s position in the authentication services market. As I mentioned earlier, DigiNotar is active as a Certification Authority or CA. They provide managed PKI identities for third party applications, and they have their own set of PKI- secured applications.

Number two, Digital signatures, PKI.

VASCO now has three core activities. User authentication, electronic signatures, and digital signatures, PKI. Recently, VASCO started to develop its own PKI / digital signatures product line with DIGIPASS CertiID and the DIGIPASS key product range. With DigiNotar’s CA activities, managed PKI services, and its own PKI secured applications, VASCO’s digital signature PKI offerings are getting a serious boost.

In brief, we believe that we have strengthened our DIGIPASS as a Service platform with the addition of DigiNotar’s technologies, people, and markets. This means that we can now offer the market strong user authentication, electronic signatures and digital signatures on one platform. The synergies between both companies and both sets of technology are obvious. We think that DigiNotar will help us advance our growth in the DIGIPASS as a Service area. We also believe that a number of DigiNotar’s existing services such as the document signing application will provide VASCO with important upselling possibilities in our existing markets, including the financial sector.

In conclusion, I’d like to welcome DigiNotar’s staff to the VASCO family. I am convinced that they will be a very valuable asset for the Company.

This concludes our presentation today, and we will now open the call for questions. As I mentioned earlier, as a courtesy to others on the call, I would appreciate it if you’d limit your questions to an initial question plus a follow-up. If you have additional questions, please get back into the queue. Operator?

QUESTIONS AND ANSWERS

Operator: Thank you. (Operator Instructions) One moment, please, for our first question.

Our first question comes from the line of Daniel Ives from FBR Capital Markets. Please proceed.

Daniel Ives - FBR Capital Markets - Analyst

Oh, yes, hi, Ken.

T. Kendall Hunt - VASCO Data Security International, Inc. - Founder, Chairman and CEO

Hi, Daniel.

Daniel Ives - FBR Capital Markets - Analyst

In regards to future M&A, should we expect more deals of this size and maybe just speak to that in regards to what else you’re seeing out there in terms of the M&A environment? Thanks.

T. Kendall Hunt - VASCO Data Security International, Inc. - Founder, Chairman and CEO

Certainly, Daniel. Thanks for the question. This is not our first acquisition. It has been several years since our last. We feel that given the economic environment as we’ve communicated before, now is the time for us to invest in our business. Over the last couple of years, we’ve done that by hiring people in important evolving marketplaces. We’ve also invested in R&D to continue building out our product line and in particular the DIGIPASS as a Service platform. We are always looking for interesting acquisitions. We’re interested in providing products and services to our clients once they’ve demonstrated the need, the demand, and convinced us that they will actually buy those services and products. Once we identify those services and products, we typically do a make versus buy. We always like to find a small, promising company that’s already had their financing, assembled their R&D team, built their platform and are selling it in their local community. That’s our preference. That’s how it’s worked out with DigiNotar. We’ve really acquired a gem.

Operator: Our next question comes from the line of Brian Freed from Wunderlich. Please proceed.

Brian Freed - Wunderlich Securities - Analyst

Good morning, Ken.

T. Kendall Hunt - VASCO Data Security International, Inc. - Founder, Chairman and CEO

Hi, Brian.

Brian Freed - Wunderlich Securities - Analyst

One question, two pieces to it. So you mentioned the kind of profitability level of the acquisition in 2009 but not 2010. So some clarification there if you have any. And secondly, as we think about the impact of this to your 2011 numbers, sounds like a very services-oriented offering. I assume a large part of their revenue comes off the deferred revenue line. Can you talk about how you account for that from accounting perspective? I assume you can’t recognize existing deferred revenues. So, kind of what the time line is before you’d be back to a normal booking revenue recognition standing for that acquisition?

T. Kendall Hunt - VASCO Data Security International, Inc. - Founder, Chairman and CEO

Sure. Cliff, would you like to address those two questions? One was anticipated 2010 profits. I would imagine we’re not going to say too much about that. Excuse me, that’s right. We’re not going to say too much about that until we close the year. As far as how we account for the DigiNotar types of revenues, would you address that?

Cliff Bown - VASCO Data Security International, Inc. - EVP and CFO

Sure. In terms of the 2010 results, as Ken mentioned on the call, we expect the revenues to be reasonably consistent with what they reported in 2009. Those results for 2010 are not yet finalized. They’ll go through their normal statutory audit and reporting process. In terms of profitability, Ken mentioned also in his remarks in 2009, they had an operating loss but a pre-tax – or after-tax profit due to a NOL utilization. In 2010, we actually expect that they will be marginally profitable at the operating income line and have a normal tax liability. So, we expect both a nominal pre-tax and after-tax number for 2010. None of those data will be reported in VASCO’s results. The acquisitions are effective as of January 1, 2011, so it’s only 2011 and going forward.

In terms of the guidance that we were giving the market today in terms of it being slightly dilutive, we don’t have a hard number that we can report. As you know, FAS 141R is fairly complex. We have to go through and identify all of the intangible assets, assign value to those and start to amortize those that are depreciable intangible assets. So when we talk about it being dilutive, we expect that with the increase in amortization that comes from the allocation of the purchase price, it’ll have a negative impact on operating income in 2011. But shortly after that, 2012, 2013, with the integration of DigiNotar’s product line into our global sales and marketing activities, it will become accretive.

In terms, specifically Brian, of the question that you asked about how the deferred revenue rolls off, yes, they have a sizable amount of revenues for certificates they’ve sold that are to be provided over a number of years. The accounting for those will flow according to 141R as well. When we get to the fair market value of that income, how it rolls off, we’ll have to determine the cost of delivering those services. So I do expect on the revenue line that amortization will flow through revenue. The costs of providing that service will flow through costs of goods sold. So that won’t have a major impact on revenues or gross margins in 2011 or any other year thereafter.

Brian Freed - Wunderlich Securities - Analyst

Okay. Thanks.

Operator: (Operator Instructions) Our next question comes from the line of Joe Maxa from Dougherty. Please proceed.

Joe Maxa – Dougherty & Company - Analyst

Thank you. Ken, I know it’s – you’re reporting a little bit later this month, but I just wanted to get a sense if you could give us comments on what you’re seeing in the market since your last conference call. The market environment, is it steady, has it changed anything?

T. Kendall Hunt - VASCO Data Security International, Inc. - Founder, Chairman and CEO

You mean VASCO’s business within the market?

Joe Maxa - Dougherty & Company - Analyst

Your core business, yes.

T. Kendall Hunt - VASCO Data Security International, Inc. - Founder, Chairman and CEO

Yes, I will repeat now what we’ve been saying for several quarters which is the RFP activity that we’ve been seeing continues to grow and now it’s starting to reach maturity, starting to turn into competitive wins for the Company. Our order intake is growing every quarter, and our backlog accordingly is growing. We now have a backlog that we can see into 2011, and we’re looking at a very positive environment, Joe.

Joe Maxa – Dougherty & Company - Analyst

Okay. Thank you very much.

T. Kendall Hunt - VASCO Data Security International, Inc. - Founder, Chairman and

You’re welcome.

Operator: At this time, there are no further questions.

T. Kendall Hunt - VASCO Data Security International, Inc. - Founder, Chairman and

All right. Ladies and gentlemen, thank you very much. If you do have any other questions, please feel free to reach out and contact myself. With that, we’ll wish you a pleasant day. Thank you.

Operator: Ladies and gentlemen that does conclude the conference call for today. We’d like to thank you for your participation and ask that you please disconnect your lines. Thank you and have a great day, everyone.